                                                                    Exhibit 12.1

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                        Four Months         Eight Months
                                                   Year Ended              Ended               Ended                 Year Ended
                                                December 31, 1994      April 30, 1995    December 31, 1995         December 31,1996
                                                -----------------      --------------    -----------------         ----------------
FIXED CHARGES:

  Interest expense and amortization
   of debt issuance costs                                 230,575             21,878              567,913                 1,055,498
  Interest element of rent expense                         25,667              9,000               22,000                    23,333
                                                ------------------     --------------    -----------------         ----------------
                                                          256,242             30,878              589,913                 1,078,831
                                                ==================     ==============    =================         =================

EARNINGS:
  Consolidated Net Loss                                  (874,235)          (123,985)          (1,185,534)               (3,125,428)
  Minority Interest                                             -                  -              109,837                         -
  Income Tax Benefit                                            -                  -              334,451                   373,323
  Fixed charges                                           256,242             30,878              589,913                 1,078,831
                                                ------------------     --------------    -----------------         ----------------
                                                         (617,993)           (93,107)          (1,039,909)               (2,419,920)
                                                ==================     ==============    =================         =================

RATIO OF EARNINGS TO FIXED CHARGES                          (2.41)             (3.02)               (1.76)                    (2.24)
                                                ==================     ==============    =================         =================

COVERAGE DEFICIENCY                                       874,235            123,985            1,629,822                 3,498,751


                                                       Nine Months Ended September 30,
                                                      ---------------------------------

                                                            1996                1997
                                                            ----                ----
FIXED CHARGES:

  Interest expense and amortization
   of debt issuance costs                                  795,066           1,099,465
  Interest element of rent expense                          23,280              26,897
                                                      -------------      --------------
                                                           818,346           1,126,362
                                                      =============      ==============

EARNINGS:
  Consolidated Net Loss                                 (1,832,864)         (3,836,775)
  Minority Interest                                              -                   -
  Income Tax Benefit                                       373,323                   -
  Fixed charges                                            818,346           1,126,362
                                                      -------------      --------------
                                                        (1,387,841)         (2,710,413)
                                                      =============      ==============

RATIO OF EARNINGS TO FIXED CHARGES                           (1.70)              (2.41)
                                                      =============      ==============

COVERAGE DEFICIENCY                                      2,206,187           3,836,775

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